UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2020

Oncternal Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12230 El Camino Real

Suite 300

San Diego, CA 92130

(858) 434-1113

(Address and zip code; telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ONCT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 17, 2020, Oncternal Therapeutics, Inc. (“Oncternal” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional and accredited investors for the sale by the Company of 2,581,867 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $2.3825 per share, in a registered direct offering. Concurrently with the sale of the Shares, pursuant to the Purchase Agreement the Company also sold warrants to purchase up to an aggregate of 1,290,933 shares of Common Stock (the “Warrants”). Subject to certain ownership limitations, the Warrants are immediately exercisable at an exercise price equal to $2.32 per share of Common Stock (the “Exercise Price”), subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five and one-half years from the initial exercise date. The closing of the sales of these securities under the Purchase Agreement occurred on July 21, 2020.

The gross proceeds to the Company from the transactions are approximately $6.2 million, before deducting the placement agent’s fees and other estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants. The Company intends to use the net proceeds from this offering for general corporate purposes, including expenses related to the clinical development and further preclinical development of cirmtuzumab and TK216, preclinical development of its ROR1 CAR-T program, and for working capital purposes.

The Shares (but not the Warrants or shares of Common Stock issuable upon exercise of the Warrants) were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2017 and subsequently declared effective on January 5, 2018 (File No. 333-222268) (the “Registration Statement”), and a related prospectus supplement.

The Warrants and the shares issuable upon exercise of the Warrants are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

An entity affiliated with Shanghai Pharmaceuticals Holding Co., Ltd. (“SPH”) purchased shares pursuant to the Purchase Agreement. SPH is the sole stockholder of Shanghai Pharmaceutical (USA) Inc. (“SPH USA”), the Company’s largest stockholder. Two of the Company’s directors, Xin Nakanishi, Ph.D. and Man Cho, are affiliated with SPH. In addition, SPH USA is party to a license agreement with the Company under which the Company granted exclusive rights to SPH USA to manufacture, develop, market, distribute and sell in the People’s Republic of China, Hong Kong, Macau, and Taiwan, the Company’s product candidates under its license agreements with Georgetown University and the Regents of the University of California. Additionally, entities affiliated with, respectively, Daniel L. Kisner, a member of the Company’s board of directors, and Hazel M. Aker, the Company’s General Counsel, also purchased shares pursuant to the Purchase Agreement.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual statement of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Pursuant to the previously disclosed engagement letter (the “Engagement Letter”) dated May 15, 2020 between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), the Company has agreed to pay Wainwright an aggregate fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in the transaction (other than in connection with a total of 1,101,289 shares of Common Stock sold to existing stockholders) as well as a management fee equal to 1.0% of the gross proceeds received by the Company from the sale of the securities in the transactions. Pursuant to the Engagement Letter, the Company also issued to Wainwright or its designees warrants to purchase up to 6.0% of the aggregate number of shares of Common Stock sold in the transactions (the “Placement Agent Warrants”). The Engagement Letter has a 12-month tail, a 10 month right of first refusal period, indemnity and other customary provisions for transactions of this nature. The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants are exercisable for five years from the date of the Purchase Agreement and have an exercise price equal to 125% of the purchase price per Common Share in this offering, or $2.9781 per share . The Placement Agent Warrants and the shares issuable upon exercise of the Placement Agent Warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the

Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. The Company also paid Wainwright $60,000 for non-accountable expenses and $12,900 for clearing fees.

The forms of the Purchase Agreement, the Warrant and the Placement Agent Warrant are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K. The Engagement Letter was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 21, 2020. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and the sale of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Warrants and the Placement Agent Warrants and the shares of Common Stock issuable thereunder is hereby incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On July 20, 2020, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Placement Agent Warrant

5.1	Legal Opinion of Latham & Watkins LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release issued by Oncternal Therapeutics, Inc. on July 20, 2020

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncternal Therapeutics, Inc.

Date: July 21, 2020	By:	/s/ James B. Breitmeyer
	Name:	James B. Breitmeyer, M.D., Ph.D.
	Title:	President and Chief Executive Officer

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